Exhibit 10.1
SENIOR NOTE PURCHASE AGREEMENT
This SENIOR NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of September 30, 2024, and is made by and among Eagle Bancorp, Inc., a Maryland corporation and registered bank holding company (the “Company”), and the several purchasers of the Senior Notes (as defined herein) identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).
RECITALS
WHEREAS, the Company is offering up to $77,665,000 in aggregate principal amount of Senior Notes of the Company.
WHEREAS, the Company has engaged Piper Sandler & Co. and Keefe, Bruyette & Woods, Inc. as its exclusive placement agents (the “Placement Agents”) for the offering of the Senior Notes to institutional “accredited investors” (as such term is referenced in Section 6.5 below), including QIBs (as defined below) and, for clarity, not to individual “accredited investors” (as such term is referenced in Section 6.6 below).
WHEREAS, each of the Purchasers is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
WHEREAS, the offer and sale of the Senior Notes by the Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.
WHEREAS, each Purchaser is willing to purchase from the Company a Senior Note in the principal amount set forth on such Purchaser’s respective signature page hereto (each, a “Senior Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Senior Notes and in the Indenture (as defined herein).
WHEREAS, at Closing (as defined herein), the Company and the Purchasers shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Senior Notes under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.
NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT

4867-1315-1193 v.5

Exhibit 10.1
1.DEFINITIONS.
1.1Defined Terms. The following capitalized terms used in this Agreement have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.
“Affiliate(s)” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agreement” has the meaning set forth in the preamble hereto.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Senior Note represented by a global certificate, the rules and procedures of DTC (as defined herein) that apply to such transfer or exchange.
“Articles of Incorporation” means the articles of incorporation of the Company, as in effect on the Closing Date.
“Bank” means EagleBank, a Maryland state bank that is a member of the Federal Reserve System and a wholly owned Subsidiary of the Company.
“Business Day” means any day other than a Saturday, Sunday or United States federal holiday or a day on which the SEC is closed or banking institutions in the State of Maryland are permitted or required by any applicable law or executive order to close.
“Bylaws” means the bylaws of the Company, as in effect on the Closing Date.
“Closing” has the meaning set forth in Section 2.5.
“Closing Date” means September 30, 2024.
“Company” has the meaning set forth in the preamble hereto and shall include any successors to the Company.
“Company Covered Person” has the meaning set forth in Section 4.2.4.
“Company’s Reports” means (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, including the audited financial statements contained therein; (ii) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC, including the unaudited financial statements contained therein; and (iii) the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the SEC, including the unaudited financial statements contained therein.

4867-1315-1193 v.5

Exhibit 10.1
“Designated NRSRO” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, that is designated as a “Credit Rating Provider” (or other similar designation) by the National Association of Insurance Commissioners.
“Disbursement” has the meaning set forth in Section 3.1.
“Disqualification Event” has the meaning set forth in Section 4.2.4.
“DTC” means The Depository Trust Company.
“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.
“Event of Default” has the meaning set forth in the Senior Notes.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FDIC” means the Federal Deposit Insurance Corporation.
“FRB” means the Board of Governors of the Federal Reserve System.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.
“Global Note” has the meaning set forth in Section 3.1.
“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including each applicable Regulatory Agency) with jurisdiction over the Company or a Subsidiary of the Company.
“Governmental Licenses” has the meaning set forth in Section 4.3.
“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.
“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.

4867-1315-1193 v.5

Exhibit 10.1
Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651 to the extent related to Hazardous Material exposure, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.
“Indebtedness” means: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of the of the Company; and (ii) all obligations secured by any lien in property owned by the Company or any Subsidiary whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the Company’s or the Bank’s business (including federal funds purchased, advances from any Federal Home Loan Bank, borrowings from a Federal Reserve Bank, secured deposits of municipalities, letters of credit issued by the Company or the Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.
“Indenture” means the indenture, dated as of the date hereof, by and between the Company and Wilmington Trust, National Association, as trustee, substantially in the form attached hereto as Exhibit B, as the same may be amended or supplemented from time to time in accordance with the terms thereof.
“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.
“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business of such Person, or (ii) would materially impair the ability of such Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies that do not disproportionately affect the operations or business of the Company in comparison to other banking institutions with similar operations, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes in general economic or capital markets conditions, including changes in interest rates and inflation, affecting financial institutions or their market prices generally and not specifically related to the Company, the Bank

4867-1315-1193 v.5

Exhibit 10.1
or the Purchasers, (4) natural disasters or other force majeure events or any epidemics, pandemics or disease outbreaks (including COVID-19) that do not disproportionately affect the operations or business of the Company in comparison to other banking institutions with similar operations, (5) changes in national or international political or social conditions, including, without limitation, the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or by the occurrence of any military or terrorist attack upon or within the United States; (6) direct effects of compliance with this Agreement on the operating performance of the Company, the Bank or the Purchasers, including expenses incurred by the Company, the Bank or the Purchasers in consummating the transactions contemplated by this Agreement, and (7) the effects of any action or omission taken by the Company with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by this Agreement, the Indenture and the Senior Notes.
“Maturity Date” means September 30, 2029.
“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.
“Placement Agents” has the meaning set forth in the Recitals.
“Property” means any real property owned or leased by the Company or any Affiliate or Subsidiary of the Company.
“Purchaser” or “Purchasers” has the meaning set forth in the preamble hereto.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A of the Securities Act.
“Registration Rights Agreement” has the meaning set forth in the Recitals.
“Regulation D” has the meaning set forth in the Recitals.
“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company, the Bank or any of their Subsidiaries.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” has the meaning set forth in the Recitals.
“Senior Note” means the Senior Note (or collectively, the “Senior Notes”) in the form attached as an exhibit to the Indenture, as amended, restated, supplemented or modified from time to time, and each Senior Note delivered in substitution or exchange for such Senior Note.

4867-1315-1193 v.5

Exhibit 10.1
“Senior Note Amount” has the meaning set forth in the Recitals.
“Subsidiary” means, with respect to any Person, any corporation or entity (other than a trust) in which a majority of the outstanding equity interest is directly or indirectly owned by such Person.
“Transaction Documents” has the meaning set forth in Section 3.2.1.1.
“Trustee” means the trustee or successor in accordance with the applicable provisions of the Indenture.
1.2Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement, the Senior Notes and the Indenture shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.
1.3Exhibits Incorporated. All Exhibits attached hereto are hereby incorporated into this Agreement.
2.SENIOR DEBT.
2.1Certain Terms. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers, severally and not jointly, Senior Notes, which will be issued pursuant to the Indenture, in an aggregate principal amount equal to the aggregate of the Senior Note Amounts. The Purchasers, severally and not jointly, each agree to purchase the Senior Notes with an aggregate principal amount equal to the Senior Note Amount set forth on its signature page hereto, which will be issued pursuant to the Indenture, from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement, the Indenture and the Senior Notes. The Senior Note Amounts shall be disbursed in accordance with Section 3.1.
2.2Senior Indebtedness. The Senior Notes constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of the Company.
2.3Maturity Date. On the Maturity Date, all sums due and owing under the Senior Notes shall be repaid in full. The Company acknowledges and agrees that the Purchasers have not made any commitments, either express or implied, to extend the terms of the Senior Notes

4867-1315-1193 v.5

Exhibit 10.1
past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless the Company and the Purchasers hereafter specifically agree otherwise in writing.
2.4Unsecured Obligations. The obligations of the Company to the Purchasers under the Senior Notes shall be unsecured.
2.5The Closing. The closing of the sale and purchase of the Senior Notes (the “Closing”) shall occur at the offices of the Company at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.
2.6Payments. The Company agrees that the matters concerning payments and application of payments shall be as set forth in this Agreement, the Indenture and the Senior Notes.
2.7No Right of Offset. Each Purchaser hereby expressly waives any right of offset such Purchaser may have against the Company or any of its Subsidiaries.
2.8Use of Proceeds. The Company shall use the net proceeds from the sale of Senior Notes for general corporate purposes, which may include the contribution of all or a portion of the net proceeds to the Bank.
3.DISBURSEMENT.
3.1Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by the Company, each Purchaser shall disburse in immediately available funds the Senior Note Amount set forth on each Purchaser’s respective signature page hereto to the Company in exchange for either (i) an electronic securities entitlement through the facilities of DTC in accordance with the Applicable Procedures or (ii) a Senior Note with a principal amount equal to such Senior Note Amount (either, the “Disbursement”). Following receipt of the Disbursement of each Purchaser, the Company will either deliver to the (i) Trustee a global certificate representing the Senior Notes (the “Global Note”) registered in the name of Cede & Co. as nominee for DTC or (ii) respective Purchaser one or more certificates representing the Senior Notes in definitive form (each a “Definitive Note”) (or provide evidence of the same with the original to be delivered by the Company by overnight delivery on the next calendar day in accordance with the delivery instructions of the Purchaser) registered in such names and denominations as such Purchasers may request.
3.2Conditions Precedent to Disbursement.
3.2.1Conditions to the Purchasers’ Obligation. The obligation of each Purchaser to consummate the purchase of the Senior Notes to be purchased by them at Closing and to effect the Disbursement is subject to delivery by or at the direction of the Company to such Purchaser (or, with respect to the Indenture and the Global Note, the Trustee) each of the following (or written waiver by such Purchaser prior to the Closing of such delivery):

4867-1315-1193 v.5

Exhibit 10.1
3.2.1.1Transaction Documents. This Agreement, the Indenture, the Global Note and the Registration Rights Agreement (collectively, the “Transaction Documents”), each duly authorized and executed by the Company, and delivery of written instruction to the Trustee (with respect to the Indenture).
3.2.1.2Authority Documents.
(a)A copy, certified by the Secretary or Assistant Secretary of the Company, of the Articles of Incorporation of the Company;
(b)A certificate of existence of the Company issued by the State Department of Assessments and Taxation of the State of Maryland dated within five (5) business days of the date hereof;
(c)A copy, certified by the Secretary or Assistant Secretary, of the Bylaws of the Company;
(d)A copy, certified by the Secretary or Assistant Secretary of the Company, of the resolutions of the board of directors of the Company and any committee thereof authorizing the execution, delivery and performance of the Transaction Documents;
(e)An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement;
(f)The opinion of Sullivan & Cromwell LLP, counsel to the Company with respect to matters of New York and Federal law, dated as of the Closing Date, substantially in the form set forth at Exhibit C attached hereto addressed to the Purchasers; and
(g)The opinion of Scott Bernstein, counsel to the Company with respect to matters of Maryland law, dated as of the Closing Date, substantially in the form set forth at Exhibit D attached hereto addressed to the Purchasers.
3.2.1.3Other Documents. Such other certificates, affidavits, schedules, resolutions, notes and/or other documents which are provided for hereunder or as a Purchaser may reasonably request.
3.2.1.4Aggregate Investments. Prior to, or contemporaneously with the Closing, each Purchaser shall have actually subscribed for the Senior Note Amount set forth on such Purchaser’s signature page.
3.2.2Conditions to the Company’s Obligation. The obligation of the Company to consummate the sale of the Senior Notes and to effect the Closing is subject to:

4867-1315-1193 v.5

Exhibit 10.1
(i) with respect to a given Purchaser, delivery by or at the direction of such Purchaser to the Company of this Agreement and the Registration Rights Agreement, each duly authorized and executed by such Purchaser and (ii) the Company’s receipt of the Indenture, duly authorized and executed by the Trustee.
4.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company hereby represents and warrants to each Purchaser that, except as disclosed in the Company’s Reports:
4.1Organization and Authority.
4.1.1Organization Matters of the Company and Its Subsidiaries.
4.1.1.1The Company is a duly organized corporation, is validly existing under the laws of the State of Maryland and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.
4.1.1.2Each Subsidiary of the Company other than the Bank either has been duly organized and is validly existing as a corporation or limited liability company, or, in the case of the Bank, has been duly chartered and is validly existing as a Maryland state bank, in each case in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity interests in each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; none of the outstanding shares of capital stock of, or other equity interests in, any Subsidiary of the Company were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary of the Company or any other entity.
4.1.1.3The deposit accounts of the Bank are insured by the FDIC up to applicable limits. The Bank has not received any notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C.

4867-1315-1193 v.5

Exhibit 10.1
Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of the Bank as an FDIC-insured institution.
4.1.2Capital Stock and Related Matters. The Articles of Incorporation of the Company authorizes the Company to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of September 25, 2024, there are 30,173,200 shares of the Company’s common stock issued and outstanding and no shares of preferred stock issued and outstanding. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment to any Person other than the Company, except pursuant to the Company’s equity incentive plans duly adopted by the Company’s Board of Directors.
4.2No Impediment to Transactions.
4.2.1Transaction is Legal and Authorized. The issuance of the Senior Notes pursuant to the Indenture, the borrowing of the aggregate of the Senior Note Amounts, the execution of the Transaction Documents and compliance by the Company with all of the provisions of the Transaction Documents are within the corporate and other powers of the Company.
4.2.2Agreement, Indenture and Registration Rights Agreement. This Agreement, the Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties thereto, including the Trustee for purposes of the Indenture, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
4.2.3Senior Notes. The Senior Notes have been duly authorized by the Company and when the Global Note and any Definitive Note representing such Senior Notes are executed by the Company and completed and authenticated by the Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered under the Indenture and will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. When executed and delivered, the Senior Notes will be substantially in the form attached as an exhibit to the Indenture.
4.2.4Exemption from Registration. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of

4867-1315-1193 v.5

Exhibit 10.1
general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Senior Notes. Assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement, the Senior Notes will be issued in a transaction exempt from the registration requirements of the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person described in Rule 506(d)(1) (each, a “Company Covered Person”). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).
4.2.5No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents nor compliance with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the Articles of Incorporation or Bylaws of the Company; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which the Company or the Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to the Company or the Bank; or (4) any statute, rule or regulation applicable to the Company, except, (x) in the case of item (2) for such violations and conflicts consented to or approved by the counterparty to the Company or the Bank under any contract, agreement or instrument and (y) in the case of items (2), (3) or (4), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of the Company. Neither the Company nor the Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which the Company or the Bank, as applicable, is a party or by which the Company or the Bank, as applicable, or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.
4.2.6Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations.

4867-1315-1193 v.5

Exhibit 10.1
4.3Possession of Licenses and Permits. The Company and each of its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on the Company and any applicable Subsidiary, taken as a whole; the Company and each Subsidiary of the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company and any applicable Subsidiary, taken as whole; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on the Company and any applicable Subsidiary, taken as a whole; and neither the Company nor any Subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.
4.4Financial Condition.
4.4.1Company Financial Statements. The financial statements of the Company included in the Company’s Reports (including the related notes, where applicable), which have been made available to the Purchasers (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in shareholders’ equity and financial position of the Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting requirements, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (x) as indicated in such statements or in the notes thereto, (y) for any statement therein or omission therefrom that was corrected, amended, or supplemented or otherwise disclosed or updated in a subsequent Company’s Report, and (z) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate. The books and records of Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company contained in the Company’s Reports for the Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

4867-1315-1193 v.5

Exhibit 10.1
4.4.2Absence of Default. Since the end of the Company’s last fiscal year ended December 31, 2023, no event has occurred which either by itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any material Indebtedness of the Company. The Company is not in default under any other Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to result in a Material Adverse Effect on the Company.
4.4.3Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any Subsidiary of the Company.
4.4.4Ownership of Property. The Company and each of its Subsidiaries has title as to all real property owned by it and title to all assets and properties owned by the Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in the Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank, a Federal Reserve Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) such as do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to the Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as otherwise disclosed in the Company’s Reports and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in the Company’s Reports.
4.5No Material Adverse Change. Since the end of the Company’s last fiscal year ended December 31, 2023, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole.

4867-1315-1193 v.5

Exhibit 10.1
4.6Legal Matters.
4.6.1Compliance with Law. The Company and each of its Subsidiaries (i) has complied with and (ii) to the Company’s knowledge, is not under investigation with respect to and has not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries is in compliance with, and at all times prior to the date hereof has been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, applicable to it, and (y) its own privacy policies and written commitments to customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of its customers, consumers and employees, in each case except where any such failure to comply, would not result, individually or in the aggregate, in a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole. At no time during the two years prior to the date hereof has the Company or any of its Subsidiaries received any written notice asserting any violations of any of the foregoing, except for any such violations that would not result, individually or in the aggregate, in a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole.
4.6.2Regulatory Enforcement Actions. The Company, the Bank and the Company’s other Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, the failure to comply with which would have a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole. None of the Company, the Bank, the Company’s or the Bank’s Subsidiaries nor any of their officers or directors is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are there, to the Company’s knowledge, (a) any such restrictions threatened, (b) any agreements, memoranda or commitments being sought by any Governmental Agency, or (c) any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency that remain unresolved, except for such as would not result, individually or in the aggregate, in a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole.
4.6.3Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to the Company’s knowledge, threatened or proposed, against the Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole, or affect issuance or payment of the Senior Notes; and neither the Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction,

4867-1315-1193 v.5

Exhibit 10.1
or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole.
4.6.4Environmental. The Company and each of its Subsidiaries are in compliance in all material respects with all Hazardous Materials Laws, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole. There are no claims or actions pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law, except for such actions or claims that would not reasonably be expected to have a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole.
4.6.5Brokerage Commissions. Except for commissions paid or payable to the Placement Agents, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.
4.6.6Investment Company Act. The Company is not and, after giving effect to the consummation of the transactions contemplated by the Transaction Documents, will not be, required to register as an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
4.7No Misstatement. No information, exhibit, report, schedule or document, when viewed together as a whole, furnished by the Company to the Purchasers in connection with the negotiation, execution or performance of this Agreement contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to Purchasers and as of the date of this Agreement, except for any statement therein or omission therefore which was corrected, amended or supplemented or otherwise disclosed or updated in a subsequent exhibit, report, schedule or document prior to the date of this Agreement.
4.8Internal Accounting Controls. The Company, the Bank and each other Subsidiary of the Company has established and maintains a system of internal control over financial reporting that pertains to the maintenance of records that accurately and fairly reflect the transactions and dispositions of the Company’s assets (on a consolidated basis), provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s and the Bank’s receipts and expenditures and receipts and expenditures of each of the Company’s other Subsidiaries are being made only in accordance with authorizations of the Company management and Board of Directors, and provides reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets of the Company on a consolidated basis that could have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Except as disclosed in the Company’s Reports, such internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of the Company’s financial

4867-1315-1193 v.5

Exhibit 10.1
reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. Except as disclosed in the Company’s Reports, since the conclusion of the Company’s last completed fiscal year there has not been and there currently is not (i) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect its ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s or the Bank’s internal control over financial reporting. The Company (A) has implemented and maintains disclosure controls and procedures reasonably designed and maintained to ensure that material information relating to the Company is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within the Company and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s internal controls over financial reporting. Such disclosure controls and procedures are effective for the purposes for which they were established.
4.9Tax Matters. The Company, the Bank and each Subsidiary of the Company have (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.
4.10Exempt Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Senior Notes by the Company to the Purchasers.
4.11Representations and Warranties Generally. The representations and warranties of the Company set forth in this Agreement, or in any other agreement entered into by the Company pursuant to the requirements of this Agreement, are true and correct as of the date hereof and as otherwise specifically provided herein or therein.
5.GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.
The Company hereby further covenants and agrees with each Purchaser as follows, until such time following the Closing as such Purchaser ceases to own a beneficial interest in the Global Note or a Definitive Note:
5.1Compliance with Transaction Documents. The Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under the Transaction Documents.
5.2Affiliate Transactions. The Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any material transaction, including the purchase, sale or

4867-1315-1193 v.5

Exhibit 10.1
exchange of property or the rendering of any service, with any Affiliate of the Company except (i) for transactions between or among the Company and its wholly owned Subsidiaries or (ii) in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to the Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.
5.3Compliance with Laws; Additional Agreements.
5.3.1Generally. The Company shall comply and cause the Bank and each of its other Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.
5.3.2Regulated Activities. The Company shall not itself, nor shall it cause, permit or allow the Bank or any other of its Subsidiaries to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on the Company, the Bank and/or such of its Subsidiaries, taken as a whole, or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.
5.3.3Taxes. The Company shall and shall cause the Bank and any other of its Subsidiaries to promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Company, the Bank or any other of the Company’s Subsidiaries or upon the income, profits, or property of the Company or any of its Subsidiaries and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Company, the Bank or any other of the Company’s Subsidiaries if such nonpayment could reasonably be expected to have a Material Adverse Effect on the Company. Notwithstanding the foregoing, none of the Company, the Bank or any other of the Company’s Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of the Company, the Bank and such other Subsidiary of the Company.
5.3.4Corporate Existence. The Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of the Bank and the other Subsidiaries and its and their rights and franchises, and comply in all material respects with all related laws applicable to the Company, the Bank or the other Subsidiaries.
5.4Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control,

4867-1315-1193 v.5

Exhibit 10.1
directly or indirectly, the Company, and the Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.
5.5Bloomberg. The Company shall use commercially reasonable efforts to cause the Senior Notes to be quoted on Bloomberg.
5.6DTC Registration; Partial Redemption through DTC. The Company shall use commercially reasonable efforts to cause the Senior Notes held by QIBs to be registered in the name of Cede & Co. as nominee of DTC or a nominee of DTC. For purposes of clarity and pursuant to (and as further described in) the terms of the Senior Notes, any redemption made pursuant to the terms of the Senior Notes shall be made on a pro rata basis, and, with respect to any partial redemption of the Senior Notes, partial redemptions will be processed through DTC, in accordance with its rules and procedures, as a Pro Rata Pass-Through Distribution of Principal.
5.7Rule 144A Information. While any Senior Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such Senior Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
5.8Designated NRSRO Rating. The Company will use commercially reasonable efforts to maintain a rating by a Designated NRSRO while any Senior Notes remain outstanding.
5.9Resale Registration Rights. Subject to the terms and conditions of this Agreement, the Company will provide to the Purchasers the resale registration rights described in the Registration Rights Agreement.
6.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.
Each Purchaser hereby represents and warrants to the Company, and covenants with the Company, severally and not jointly, as follows:
6.1Legal Power and Authority. The Purchaser has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
6.2Authorization and Execution. The execution, delivery and performance of this Agreement and the Registration Rights Agreement have been duly authorized by all necessary action on the part of such Purchaser, and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the Registration Rights Agreement are each a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency,

4867-1315-1193 v.5

Exhibit 10.1
reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
6.3No Conflicts. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (i) the Purchaser’s organizational documents, (ii) any agreement to which the Purchaser is party, (iii) any law applicable to the Purchaser or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Purchaser.
6.4Purchase for Investment. The Purchaser is purchasing the Senior Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. The Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the Senior Notes in any manner.
6.5Institutional Accredited Investor; Qualified Institutional Buyer. If “institutional” is checked on the Purchaser’s respective signature page hereto, the Purchaser is and will be on the Closing Date an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3), (7), (9), (12) or, if a family client that is an institution, (13) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets. If set forth on the Purchaser’s respective signature page hereto, such Purchaser is and will be on the Closing Date a QIB.
6.6Individual Accredited Investor. If “individual” is checked on the Purchaser’s respective signature page hereto, the Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (4), (5), (6) or (8) of Rule 501(a) of Regulation D and either (i) is a director or executive officer of the Company, (ii) has a net worth, either individually or with such Purchaser’s spouse, in excess of $1,000,000 (as calculated in accordance with Rule 501(a)(5) of Regulation D), (iii) had an individual income in excess of $200,000 in each of the two most recent years or a joint income with such Purchaser’s spouse in excess of $300,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year (in each case, as calculated in accordance with Rule 501(a)(6) of Regulation D) or (iv) is an entity in which all of the equity owners are accredited investors (as defined in Rule 501(a) of Regulation D).
6.7Financial and Business Sophistication. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Senior Notes. The Purchaser has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Senior Notes.
6.8Ability to Bear Economic Risk of Investment. The Purchaser recognizes that an investment in the Senior Notes involves substantial risk. The Purchaser has the ability to bear the economic risk of the prospective investment in the Senior Notes, including the ability to hold the

4867-1315-1193 v.5

Exhibit 10.1
Senior Notes indefinitely, and further including the ability to bear a complete loss of all of the Purchaser’s investment in the Company.
6.9Information. The Purchaser acknowledges that: (i) the Purchaser is not being provided with the disclosures that would be required if the offer and sale of the Senior Notes were registered under the Securities Act, nor is the Purchaser being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Senior Notes; (ii) the Purchaser has conducted its own examination of the Company and the terms of the Senior Notes to the extent the Purchaser deems necessary to make its decision to invest in the Senior Notes; and (iii) the Purchaser has availed itself of publicly available financial and other information concerning the Company to the extent the Purchaser deems necessary to make its decision to purchase the Senior Notes. The Purchaser has reviewed the information set forth in the Company’s Reports, the exhibits and schedules hereto and the information contained in the data room established by the Company in connection with the transactions contemplated by this Agreement.
6.10Access to Information. The Purchaser acknowledges that the Purchaser and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by the Purchaser or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the Company and the terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.
6.11Investment Decision. The Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other person or entity, including the Placement Agents (or, with respect to the Indenture, the Trustee). Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including, without limitation, the Placement Agents (or, with respect to the Indenture, the Trustee), except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, the Purchaser acknowledges that (i) the Placement Agents have not performed any due diligence review on behalf of it and (ii) nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Senior Notes constitutes legal, tax or investment advice.
6.12Private Placement; No Registration; Restricted Legends. The Purchaser understands and acknowledges that the Senior Notes are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from

4867-1315-1193 v.5

Exhibit 10.1
the Securities Act and applicable state securities laws are available to it. The Purchaser is not subscribing for the Senior Notes as a result of or subsequent to any general solicitation or general advertising, in each case within the meaning of Rule 502(c) of Regulation D, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. The Purchaser further acknowledges and agrees that all certificates or other instruments representing the Senior Notes will bear the restrictive legend set forth in the form of Senior Note, which is attached as an exhibit to the Indenture. The Purchaser further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Senior Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement.
6.13Placement Agent. The Purchaser will purchase the Senior Note(s) directly from the Company and not from the Placement Agents and understands that neither the Placement Agents nor any other broker or dealer have any obligation to make a market in the Senior Notes.
6.14Accuracy of Representations. The Purchaser understands that each of the Placement Agents and the Company are relying upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Placement Agents and the Company.
6.15Representations and Warranties Generally. The representations and warranties of the Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein. Any certificate signed by a duly authorized representative of the Purchaser and delivered to the Company or to counsel for the Company shall be deemed to be a representation and warranty by the Purchaser to the Company as to the matters set forth therein.
7.MISCELLANEOUS.
7.1Prohibition on Assignment by the Company. Except as described in Article Eight of the Indenture, the Company may not assign, transfer or delegate any of its rights or obligations under the Senior Notes without the prior written consent of the Holders (as defined in the Senior Notes). The Company may not assign, transfer or delegate any of its rights or obligations under this Agreement except to a permitted successor Person under Article Eight of the Indenture. In addition, in accordance with the terms of the Senior Notes, any transfer of such Senior Notes by the Holders must be made in accordance with the Assignment Form attached thereto and the requirement and restrictions thereof.
7.2Time of the Essence. Time is of the essence for this Agreement.

4867-1315-1193 v.5

Exhibit 10.1
7.3Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein shall be effective unless in writing and signed by all of the parties hereto. Waiver of amendment of any term of the Indenture and/or the Senior Note shall be governed by the terms of the Indenture. No failure to exercise or delay in exercising, by a Purchaser or any holder of the Senior Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity.
7.4Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.
7.5Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next Business Day delivery, addressed:

if to the Company:	Eagle Bancorp, Inc. 7830 Old Georgetown Road, Third Floor Bethesda, Maryland 20814 Attention: General Counsel
with a copy to:	Sullivan & Cromwell LLP 1700 New York Avenue NW, Suite 700 Washington, DC 20006 Attention: Benjamin H. Weiner
if to the Purchasers:	To the address indicated on such Purchaser’s signature page.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business

4867-1315-1193 v.5

Exhibit 10.1
Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next Business Day delivery was requested).
7.6Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that, unless a Purchaser consents in writing, no assignment made by the Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of the Company. The term “successors and assigns” will not include a purchaser of any of the Senior Notes from any Purchaser merely because of such purchase.
7.7No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with the Company.
7.8Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance reasonably satisfactory to such Purchaser.
7.9Entire Agreement. This Agreement, the Indenture, the Registration Rights Agreement and the Senior Notes along with any exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement, the Indenture, the Registration Rights Agreement or in the Senior Notes.
7.10Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its laws or principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law).
7.11No Third Party Beneficiary. This Agreement is made for the sole benefit of the Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agents may rely on the representations and warranties contained herein to the same extent as if they were a party to this Agreement.
7.12Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.
7.13Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which

4867-1315-1193 v.5

Exhibit 10.1
taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
7.14Knowledge; Discretion. All references herein to a Purchaser’s or the Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.
7.15Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR THE PURCHASERS. THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL. THE PARTIES FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
7.16Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.
7.17Survival. Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.
[Signature Pages Follow]

4867-1315-1193 v.5

Exhibit 10.1
IN WITNESS WHEREOF, the Company has caused this Senior Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.
COMPANY:
EAGLE BANCORP, INC.

By:
Name:    Susan G. Riel
Title:    Chief Executive Officer

By:
Name:    Eric R. Newell
Title:    Chief Financial Officer

4867-1315-1193 v.5

Exhibit 10.1
IN WITNESS WHEREOF, the Purchaser has caused this Senior Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.
PURCHASER:
[INSERT PURCHASER’S NAME]
By:
Name: [●]
Title: [●]
Address of Purchaser:
[●]
Principal Amount of Purchased Senior Note:
$[●]
Accredited Investor Type:
Institutional: ___    Individual: ___
Status as a QIB:
Yes: ___    No: ___

4867-1315-1193 v.5

Exhibit 10.1
Exhibit A

REGISTRATION RIGHTS AGREEMENT

1

4867-1315-1193 v.5

Exhibit 10.1

Exhibit B

INDENTURE

1

4867-1315-1193 v.5

Exhibit 10.1

Exhibit C

OPINION OF SULLIVAN & CROMWELL LLP
1

4867-1315-1193 v.5

Exhibit 10.1

Exhibit D

OPINION OF MARYLAND COUNSEL

1

4867-1315-1193 v.5